Exhibit 99.1

Mister Car Wash Announces First Quarter Fiscal 2023 Financial Results

Net revenues increased 3.0%

Unlimited Wash Club memberships increased 12.6% and exceeded 2.0 million members

Opened four new greenfield locations

Fiscal 2023 guidance reiterated

Tucson, Ariz., May 02, 2023 – Mister Car Wash, Inc. (the “Company”) (NYSE: MCW), the nation’s largest car wash brand, today announced its financial results for the quarter ended March 31, 2023.

“Our Unlimited Wash Club® (“UWC”) proved resilient during the first quarter fueled by good member retention and signup levels. Despite some weather-related headwinds to retail sales in the first quarter, we added 122 thousand net new UWC Members and surpassed two million members marking another milestone for the Company,” commented John Lai, Chairperson and CEO of Mister Car Wash. “We remain committed to the ongoing investments in our business to drive sustainable long-term growth and remain confident in our 2023 full year outlook.”

First Quarter Highlights

•
Net revenues increased 3.0% to $226.0 million from $219.4 million in the first quarter of 2022.
•
Comparable stores sales decreased 1.6%, compared to an 11.0% increase in the first quarter of 2022.
•
The Company added 122 thousand net new UWC Members in the first quarter. As of March 31, 2023, the Company had more than 2.0 million UWC Members, which represented a 12.6% increase over the same time last year. UWC sales represented approximately 69.3% of total wash sales in the first quarter of 2023 compared to approximately 64.3% in the first quarter of 2022.
•
The Company opened four new greenfield locations in the first quarter of 2023, bringing the total number of car wash locations operated to 439 as of March 31, 2023, compared to 399 car wash locations as of March 31, 2022, an increase of 10.0%.
•
Net income and net income per diluted share were $21.1 million and $0.06, respectively.
•
Adjusted net income(1) and diluted adjusted net income per share(1) were $26.7 million and $0.08, respectively.
•
Adjusted EBITDA(1) decreased 5.2% to $71.0 million from $74.8 million in the first quarter of 2022.

(1) See Use of Non-GAAP Financial Measures and Reconciliation of GAAP to Non-GAAP Financial Measures disclosures included below in this press release.

Store Count

	Three Months Ended March 31,
	2023	2022
Beginning location count	436	396
Locations acquired	-	-
Greenfield locations opened	4	3
Closures	1	-
Ending location count	439	399

Balance Sheet and Cash Flow Highlights

•
As of March 31, 2023, cash and cash equivalents totaled $69.9 million, and there were no borrowings under the Company’s Revolving Commitment, compared to cash and cash equivalents of $65.2 million and no borrowings under the Revolving Commitment as of December 31, 2022.
•
Net cash provided by operating activities totaled $67.0 million during the first quarter of 2023, compared to $81.5 million in the first quarter of 2022.

Sale-Leasebacks and Rent Expense

•
In the first quarter of 2023, the Company completed two separate sale-leaseback transactions involving a total of two car wash locations for aggregate consideration of $9.2 million.
•
With 388 car wash leases at the end of the first quarter versus 348 leases at the end of the first quarter last year, rent expense increased 13.1% to $23.8 million

Fiscal 2023 Outlook

The Company reiterates the guidance previously provided for the fiscal year ending December 31, 2023:

2023 Outlook
Net revenues	$925 to $960 million
Comparable stores sales growth %	0.0% to 3.0%
Adjusted net income	$100 to $115 million
Adjusted EBITDA	$277 to $297 million
Diluted adjusted net income per share	$0.30 to $0.35
Interest expense, net	$73 million
Rent expense, net	Approx. $100 million
Weighted average common shares outstanding, diluted, full year	330 million
New greenfield locations	Approx. 35
Capital expenditures(1)	$220 to $270 million
Sale leasebacks	$110 to $130 million
(1)
Total capital expenditures for the fiscal year ending December 31, 2023 are expected to consist of approximately $175 million to $205 million of growth capital expenditures related to the opening of new stores and $45 million to $65 million of other capital expenditures related to store maintenance, growth and the expenditures to integrate acquired locations.

Conference Call Details

A conference call to discuss the Company’s financial results for the first quarter of fiscal 2023 and to provide a business update is scheduled for today, May 02, 2023, at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 855-209-8213 (international callers please dial 1-412-542-4146) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.mistercarwash.com/.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at https://ir.mistercarwash.com/ for 90 days.

About Mister Car Wash® | Inspiring People to Shine®

Headquartered in Tucson, AZ, Mister Car Wash, Inc. (NYSE: MCW) operates over 435 car washes nationwide and has the largest car wash subscription program in North America. With over 25 years of car wash experience, the Mister team is focused on operational excellence and delivering a memorable customer experience through elevated hospitality. The Mister brand is anchored in quality, friendliness and a commitment to the communities we serve as good stewards of the environment and the resources we use. We believe that when you take care of your people, they will take care of your customers. To learn more visit: https://mistercarwash.com.

Use of Non-GAAP Financial Measures

This press release includes references to non-GAAP financial measures, including Adjusted EBITDA, Adjusted net income, and Diluted adjusted net income per share (the “Company’s Non-GAAP Financial Measures”). These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, the Company’s Non-GAAP Financial Measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. The reconciliations of the Company’s Non-GAAP Financial Measures to the corresponding GAAP measures should be carefully evaluated.

The Company’s Non-GAAP Financial Measures are non-GAAP measures of the Company’s operating performance and should not be considered as an alternative to net income as a measure of financial performance or any other performance measure derived in accordance with U.S. GAAP and should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items. Adjusted EBITDA is defined as net income before interest expense, net, income tax provision, depreciation and amortization expense, (gain) loss on sale of assets, net, stock-based compensation expense, acquisition expenses, non-cash rent expense, expenses associated with the IPO, and other nonrecurring charges. Adjusted net income is defined as net income before (gain) loss on sale of assets, net, stock-based compensation expense, acquisition expenses, non-cash rent expense, expenses associated with the Company’s initial public offering, other nonrecurring charges, tax benefits related to stock awards exercised and the tax impact of adjustments to net income. Adjusted net income per share is defined as basic net income per share before (gain) loss on sale of assets, net, stock-based compensation expense, acquisition expenses, non-cash rent expense, expenses associated with the Company’s initial public offering, other nonrecurring charges, tax benefits related to stock awards exercised and the tax impact of adjustments to basic net income per share. Diluted adjusted net income per share is defined as diluted net income per share before (gain) loss on sale of assets, net, stock-based compensation expense, acquisition expenses, non-cash rent expense, expenses associated with the IPO, other nonrecurring charges, tax benefits related to stock awards exercised and the tax impact of adjustments to basic net income per share.

Management believes the Company’s Non-GAAP Financial Measures assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the Company’s ongoing operating performance. Investors are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating Company’s Non-GAAP Financial Measures, investors should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in the Company’s presentation of Company’s Non-GAAP Financial Measures. The Company’s presentation of Company’s Non-GAAP Financial Measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items. There can be no assurance that the Company will not modify the presentation of the Company’s Non-GAAP Financial Measures in future periods, and any such modification may be material. In addition, the Company’s Non-GAAP Financial Measures may not be comparable to similarly titled measures used by other companies in the Company’s industry or across different industries.

Management believes that the Company’s Non-GAAP Financial Measures are helpful in highlighting trends in the Company’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management also uses Adjusted EBITDA in connection with establishing discretionary annual incentive compensation; to supplement U.S. GAAP measures of performance in the evaluation of the effectiveness of the Company’s business strategies; to make budgeting decisions; and because the Company’s credit facilities use measures similar to Adjusted EBITDA to measure the Company’s compliance with certain covenants.

The Company’s Non-GAAP Financial Measures have limitations as analytical tools, and investors should not consider these measures in isolation or as substitutes for analysis of the Company’s results as reported under U.S. GAAP. Some of these limitations include, for example, Adjusted EBITDA does not reflect: the Company’s cash expenditure or future requirements for capital expenditures or contractual commitments; the Company’s cash requirements for the Company’s working capital needs; the interest expense and the cash requirements necessary to service interest or principal payments on the Company’s debt; cash requirements for replacement of assets that are being depreciated and amortized; and the impact of certain cash charges or cash receipts resulting from matters management does not find indicative of the Company’s ongoing operations. In addition, other companies in the Company’s industry may calculate similarly titled non-GAAP financial measures differently than the Company.

The Company is not providing a reconciliation of the fiscal 2023 outlook for Adjusted EBITDA, Adjusted net income and Diluted adjusted net income per share because we are unable to predict with reasonable certainty the reconciling items that may affect the most directly comparable GAAP financial measures without unreasonable efforts. The amounts that are necessary for such reconciliations, including acquisition expenses, other expenses and the other adjustments reflected are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding Mister Car Wash’s expansion efforts and expected growth and financial and operational results for fiscal 2023. Words including “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, though not all forward-looking statements use these words or expressions.

These forward-looking statements are based on management’s current expectations and beliefs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: our inability to attract new customers, retain existing customers and maintain or grow the number of Unlimited Wash Club® (“UWC”) members, which could adversely affect our business, financial condition and results of operations and rate of growth; our failure to acquire, or open and operate new locations in a timely and cost-effective manner, and enter into new markets or leverage new technologies, may materially and adversely affect our competitive advantage or financial performance; our inability to successfully implement our growth strategies on a timely basis or at all; we are subject to a number of risks and regulations related to credit card and debit card payments we accept; an overall decline in the health of the economy and other factors impacting consumer spending, such as natural disasters and fluctuations in inflation, may affect consumer purchases, reduce demand for our services and materially and adversely affect our business, results of operations and financial condition; growing inflation, supply chain disruption and other increased operating costs could materially and adversely affect our results of operations; our locations may experience difficulty hiring and retaining qualified personnel, resulting in higher labor costs; we lease or sublease the land and buildings where a number of our locations are situated, which could expose us to possible liabilities and losses; our indebtedness could adversely affect our financial health and competitive position; our business is subject to various laws and regulations and changes in such laws and regulations, or failure to comply with existing or future laws and regulations, may result in litigation, investigation or claims by third parties or employees that could adversely affect our business; our locations are subject to certain environmental laws and regulations; we are subject to data security and privacy risks that could negatively impact our results of operations or reputation; we may be unable to adequately protect, and we may incur significant costs in enforcing or defending, our intellectual property and other proprietary rights; stockholders’ ability to influence corporate matters may be limited because a small number of stockholders beneficially own a substantial amount of our common stock and continue to have substantial control over us; our stock price may be volatile or may decline regardless of our operating performance, resulting in substantial losses for investors purchasing shares of our common stock; and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as such factors may be updated from time to time in its other filings with the SEC accessible on the SEC’s website at www.sec.gov and Investors Relations section of the Company’s website at www.mistercarwash.com.

These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statement that the Company makes in this press release speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

John Rouleau

ICR

IR@mistercarwash.com

Media

Jill Adams

media@mistercarwash.com

Condensed Consolidated Statements of Operations and Comprehensive Income

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net revenues	$225,960	$219,419
Cost of labor and chemicals	66,792	65,538
Other store operating expenses	89,466	77,801
General and administrative	24,183	23,687
(Gain) loss on sale of assets	(63)	459
Total costs and expenses	180,378	167,485
Operating income	45,582	51,934

Other expense:
Interest expense, net	17,748	8,166
Total other expense	17,748	8,166
Income before taxes	27,834	43,768
Income tax provision	6,698	8,280
Net income	$21,136	$35,488

Other comprehensive income, net of tax:
Gain on interest rate swap	-	1,869
Total comprehensive income	$21,136	$37,357

Net income per share:
Basic	$0.07	$0.12
Diluted	$0.06	$0.11
Weighted-average common shares outstanding:
Basic	307,291,909	300,931,453
Diluted	327,608,266	329,172,437

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

(Unaudited)

	As of
(Amounts in thousands, except share and per share data)	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$69,903	$65,152
Restricted cash	70	70
Accounts receivable, net	933	3,941
Other receivables	14,116	15,182
Inventory, net	8,228	9,174
Prepaid expenses and other current assets	10,767	12,618
Total current assets	104,017	106,137

Property and equipment, net	596,695	560,874
Operating lease right of use assets, net	776,496	776,689
Other intangible assets, net	122,122	123,615
Goodwill	1,109,815	1,109,815
Other assets	8,190	9,102
Total assets	$2,717,335	$2,686,232

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$30,379	$25,649
Accrued payroll and related expenses	20,036	17,218
Other accrued expenses	30,730	41,196
Current maturities of operating lease liability	41,279	40,367
Current maturities of finance lease liability	687	668
Deferred revenue	30,509	29,395
Total current liabilities	153,620	154,493

Long-term portion of debt, net	896,223	895,830
Operating lease liability	758,752	759,775
Financing lease liability	14,599	14,779
Deferred tax liability	58,823	53,395
Other long-term liabilities	6,577	6,832
Total liabilities	1,888,594	1,885,104

Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 308,101,847 and 306,626,530 shares outstanding as of March 31, 2023 and December 31, 2022, respectively	3,087	3,072
Additional paid-in capital	790,041	783,579
Retained earnings (Accumulated Deficit)	35,613	14,477
Total stockholders’ equity	828,741	801,128
Total liabilities and stockholders’ equity	$2,717,335	$2,686,232

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$21,136	$35,488
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	17,307	14,945
Stock-based compensation expense	5,361	5,519
(Gain) loss on sale of assets, net	(63)	459
Amortization of debt issuance costs	419	419
Non-cash lease expense	10,739	9,606
Deferred income tax	5,428	5,018
Changes in assets and liabilities:
Accounts receivable, net	3,009	146
Other receivables	1,128	10,108
Inventory, net	946	(665)
Prepaid expenses and other current assets	1,850	901
Accounts payable	2,553	5,679
Accrued expenses	5,155	3,635
Deferred revenue	1,114	648
Operating lease liability	(9,696)	(9,094)
Other noncurrent assets and liabilities	631	(1,268)
Net cash provided by operating activities	$67,017	$81,544

Cash flows from investing activities:
Purchases of property and equipment	(72,059)	(30,015)
Proceeds from sale of property and equipment	8,899	1
Net cash used in investing activities	$(63,160)	$(30,014)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee plans	1,055	1,281
Payments on debt borrowings	-	(2,100)
Principal payments on finance lease obligations	(161)	(134)
Net cash provided (used) by financing activities	$894	$(953)

Net change in cash and cash equivalents and restricted cash during period	4,751	50,577
Cash and cash equivalents and restricted cash at beginning of period	65,222	19,858
Cash and cash equivalents and restricted cash at end of period	$69,973	$70,435

Supplemental disclosure of cash flow information:
Cash paid for interest	$11,697	$7,821
Cash paid for income taxes	$151	$-

Supplemental disclosure of non-cash investing and financing activities:
Property and equipment in accounts payable	$11,993	$18,123
Property and equipment in other accrued expenses	$5,969	$-
Stock option exercise proceeds in other receivables	$61	$45

GAAP to Non-GAAP Reconciliations

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Reconciliation of net income to Adjusted EBITDA:
Net income	$21,136	$35,488
Interest expense, net	17,748	8,166
Income tax provision	6,698	8,280
Depreciation and amortization expense	17,307	14,945
Loss on sale of assets	(63)	459
Stock-based compensation expense	5,361	5,519
Acquisition expenses	459	534
Non-cash rent expense	1,030	520
Expenses associated with initial public offering	-	286
Other	1,300	652
Adjusted EBITDA	$70,976	$74,849

	Three Months Ended March 31,
	2023	2022
Reconciliation of weighted-average common shares outstanding - diluted to Adjusted weighted-average common shares outstanding - diluted:
Weighted-average common shares outstanding - diluted	327,608,266	329,172,437
Adjustments for potentially dilutive securities	-	-
Adjusted weighted-average common shares outstanding - diluted	327,608,266	329,172,437

	Three Months Ended March 31,
	2023	2022
Reconciliation of net income to Adjusted Net Income:
Net income	$21,136	$35,488
Loss on sale of assets	(63)	459
Stock-based compensation expense	5,361	5,519
Acquisition expenses	459	534
Non-cash rent expense	1,030	520
Expenses associated with initial public offering	-	286
Other	1,300	652
Income tax impact of stock award exercises	(516)	(3,704)
Tax impact of adjustments to net income	(2,022)	(1,993)
Adjusted Net Income	$26,685	$37,761
Diluted Adjusted Net Income per Share	$0.08	$0.11
Adjusted weighted-average common shares outstanding - diluted	327,608,266	329,172,437